UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2012

INFINITY RESOURCES HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-152959	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 North Scottsdale Road, Suite 140 Scottsdale, Arizona		85257
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 889-2650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Richard A. Papworth

On December 26, 2012, Richard A. Papworth, our Chief Financial Officer, resigned effective as of December 31, 2012 to pursue other opportunities. We thank him for his contributions to our company and we wish him well in his future endeavors.

Appointment of Laurie L. Latham

Effective as of January 2, 2013, we appointed Laurie L. Latham as Senior Vice President of Finance and Chief Financial Officer of our company. Ms. Latham will also serve as Senior Vice President of Finance and Chief Financial Officer of Quest Resource Management Group, LLC, a Delaware limited liability company, which is owned 50% by our wholly owned subsidiary Earth911, Inc. Ms. Latham, age 56, served as Chief Financial Officer and Senior Vice President of Finance and Administration of ViewCast Corporation, a public digital media hardware and software development and manufacturing company, from December 1999 to August 2012. From 1997 to 1999, Ms. Latham served as Senior Vice President and Chief Financial Officer of Perivox Corporation, an interactive communications and direct marketing company. From 1994 through 1997, Ms. Latham served as Vice President of Finance and Administration of Axis Media Corporation, a graphics, photography, and marketing agency. Prior to joining Axis Media Corporation, Ms. Latham had been in public practice with national and regional accounting firms, including KPMG Peat Marwick, and served as Vice President of Finance and Administration for Medialink International Corporation, a food industry technology company. In addition, Ms. Latham’s earlier career experience included roles within the oil and gas, real estate, and agricultural industries. Ms. Latham received her B.B.A. from the University of Texas and is a Certified Public Accountant.

In connection with the appointment of Ms. Latham as our Senior Vice President of Finance and Chief Financial Officer, Ms. Latham will receive an annual base salary of $185,000 and will receive a minimum bonus for 2013 of $15,000. In addition, Ms. Latham was granted options to purchase 100,000 shares of our common stock. The options have an exercise price equal to the closing price of our common stock on January 2, 2013, with all of such options vesting on January 1, 2014. There are no other arrangements or understandings pursuant to which Ms. Latham was appointed Senior Vice President of Finance and Chief Financial Officer. There are no family relationships among any of our directors, executive officers, and Ms. Latham. There are no related party transactions between us and Ms. Latham reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2013	INFINITY RESOURCES HOLDINGS CORP.

	By:	/s/ Barry Monheit
Barry Monheit
President and Chief Executive Officer